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Washington Federal, Inc.

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WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

December 11, 2015

Dear Stockholder:

You are invited to attend our Annual Meeting of Stockholders to be held on Wednesday, January 20, 2016 at 2:00 p.m., Pacific Time, at Benaroya Hall, 200 University St, Seattle, WA 98101.

We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to cast your vote on the proxy card enclosed. This will ensure that your common stock is represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

If you have any questions, please do not hesitate to contact us.

Sincerely,
Roy M. Whitehead
Chairman, President and
Chief Executive Officer

WASHINGTON FEDERAL, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(206) 624-7930

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JANUARY 20, 2016

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Washington Federal, Inc. ("Washington Federal") will be held at Benaroya Hall, 200 University St, Seattle, WA 98101, on Wednesday, January 20, 2016 at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect two directors for a three-year term and to continue until their successors are elected and qualified;

2.	To approve, by a non-binding advisory vote, the compensation of Washington Federal's Named Executive Officers;

3.	To ratify the appointment of Deloitte & Touche LLP as Washington Federal's independent registered public accountants for fiscal 2016;

4.	To approve the amendment to the Restated Articles of Incorporation, as amended; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Washington Federal has fixed November 27, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors

Arian Colachis
Senior Vice President, General Counsel
and Corporate Secretary
December 11, 2015
Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JANUARY 20, 2016

This Proxy Statement relating to the 2016 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended September 30, 2015 are available for viewing, printing and downloading at www.washingtonfederal.com.

WASHINGTON FEDERAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
January 20, 2016

This Proxy Statement is furnished to the holders of the common stock, $1.00 par value per share ("Common Stock"), of Washington Federal, Inc. ("Washington Federal" or the "Company"), the parent holding company for Washington Federal, National Association, a national bank, in connection with the solicitation of proxies by the Board of Directors of the Company ("Board"), to be used at the Annual Meeting of Stockholders to be held at the Benaroya Hall, 200 University St, Seattle, WA 98101, on Wednesday, January 20, 2016 at 2:00 p.m. Pacific Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 11, 2015.

The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions provided. If no instructions are specified, the proxy will be voted FOR the persons nominated to be directors by the Board of Directors, FOR the approval of the compensation of Washington Federal's Named Executive Officers and FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal 2016, FOR the approval of the amendment to the Restated Articles of Incorporation and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice with the Secretary of Washington Federal (Arian Colachis, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and notifying the Secretary of his or her intention to vote in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

The Company's fiscal year end is September 30. All references to 2015 and 2014 represent amounts as of September 30, 2015 and September 30, 2014, or activity for the fiscal years then ended, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Only stockholders of record at the close of business on November 27, 2015 (the Voting Record Date) will be entitled to vote at the Annual Meeting. On the Voting Record Date, 93,032,968 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under “Proposal One: Election of Director Nominees.” A majority of the votes entitled to be cast by stockholders represented in person or by proxy is necessary to constitute a quorum.

Vote Required

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. However, the Company’s Board of Directors has adopted a majority vote policy which provides that, in an uncontested election, if an incumbent Director nominee fails to receive a greater number of votes cast “for” the director’s election than “withheld” for such election, the director is required to immediately tender their resignation from the Board to the Company.  Upon receipt of the director’s resignation, the Nominating and Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation.  The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting is required to (i) approve the resolutions regarding the compensation of Washington Federal's Named Executive Officers, (ii) ratify the appointment of Deloitte & Touche LLP as independent registered public accountants and (iii) approve any other business that properly may come before the Annual Meeting. The affirmative vote of the holders of a majority of the Common Stock is required to approve the amendment to the Restated Articles of Incorporation, as amended.

Because the vote to approve the Named Executive Officer compensation is non-binding, it will not be binding on the Board of Directors. However, Washington Federal will consider the outcome of the vote when determining future executive compensation arrangements.

Effect of Abstentions and Broker Non-Votes

Stockholders who abstain from voting on any or all proposals and broker non-votes will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no effect on the votes required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

Banks, brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner of the shares at least ten days prior to the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.

If you are a beneficial owner and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Banks, brokers and other nominees have the discretion to vote on routine matters, such as the ratification of the selection of our independent registered public accounting firm (Proposal 3), but do not have discretion to vote on non-routine matters such as the election of directors (Proposal 1) the non-binding advisory proposal on executive compensation (Proposal 2) ) and the amendment to the Restated Articles of Incorporation, as amended (Proposal 4). A broker non-vote will not affect the outcome of the vote on Proposals 1 or 2. Therefore, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may only vote any other routine matters properly presented for a vote at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 1, 2015 with respect to: any person or entity known by Washington Federal to be the beneficial owner of 5% or more of the issued and outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
Fidelity Management & Research	8,448,184	(1)	9.08%
82 Devonshire Street Boston, Massachusetts
Blackrock, Inc. and Subsidiaries	8,156,479	(1)	8.77%
400 Howard Street San Francisco, California
Dimensional Fund Advisors	7,013,864	(1)	7.54%
6300 Bee Cave Road AUSTIN, Texas, 78746
Vanguard Group, Inc.	7,016,680	(1)	7.54%
100 Vanguard Boulevard Valley Forge, Pennsylvania
Sprucegrove Investment Management	5,873,110	(1)	6.31%
181 University Avenue Toronto, Ontario, Canada
State Street Global Advisors	4,900,737	(1)	5.27%
1 Lincoln St Boston, Massachusetts

1.	As disclosed on Forms 13F filed with the SEC for the quarter ended September 30, 2015.

The following table sets forth information as of September 30, 2015 regarding the beneficial ownership by shares of Common Stock by each of the (i) directors, (ii) executive officers named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Title	# of Shares (1)		Percentage Ownership
David K. Grant	Director	28,000		0.03
Thomas J. Kelley	Director	22,885		0.02
Anna C. Johnson	Director	28,390		0.03
Barbara L. Smith	Director	15,700		0.02
Mark N. Tabbutt	Director	47,500		0.05
Randall H. Talbot	Director	20,450		0.02
Roy M. Whitehead	Chairman, President and Chief Executive Officer	463,111	(2)	0.50
Brent J. Beardall	Executive Vice President, Chief Banking Officer and Interim Chief Financial Officer	201,570	(3)	0.22
Linda S. Brower	Executive Vice President Administration	169,335	(4)	0.18
Mark A. Schoonover	Executive Vice President and Chief Credit Officer	119,483	(5)	0.12
Jack B. Jacobson	Executive Vice President Commercial Real Estate	176,105	(6)	0.19
Thomas E. Kasanders	Executive Vice President Business Banking	79,655	(7)	0.09
Diane L. Kelleher	Senior Vice President and Former Chief Financial Officer	35,340	(8)	0.04
Angela D. Veksler	Executive Vice President and Chief Information Officer	62,092	(9)	0.07
All Directors and Executive Officers as a group (14 persons)		1,469,616	(10)	1.58%

1.
Beneficial ownership includes shares that may be acquired within 60 days through the exercise of outstanding stock options. Except as indicated in the footnotes to this table, each stockholder named in the table above has sole voting and investment power for the shares shown as beneficially owned by them. This information is based on information furnished by the respective directors and executive officers. The percentage of outstanding shares of Common Stock is based on the 92,936,395 shares of Common Stock issued and outstanding on October 1, 2015, plus the 241,375 options to purchase shares of Common Stock that are exercisable by a director or employee prior to November 30, 2015.

2.
Mr. Whitehead's ownership includes 145,000 shares of unvested restricted Common Stock, options to purchase 80,000 shares of Common Stock and 17,738 shares of Common Stock that are held in the Washington Federal 401(k) and Stock Ownership Plan (the "Retirement Plan").

3.	Mr. Beardall's ownership includes 65,000 shares of unvested restricted Common Stock, options to purchase 40,000 shares of Common Stock and 15,834 shares of Common Stock held in the Retirement Plan.

4.	Ms. Brower's ownership includes 46,333 shares of unvested restricted Common Stock, options to purchase 40,000 shares of Common Stock and 11,278 shares of Common Stock held in the Retirement Plan.

5.	Mr. Schoonover's ownership includes 50,001 shares of unvested restricted Common Stock, options to purchase 18,500 shares of Common Stock.

6.	Mr. Jacobson's ownership includes 41,333 shares of unvested restricted Common Stock, options to purchase 40,000 shares of Common Stock and 19,610 shares of Common Stock held in the Retirement Plan.

7.	Mr. Kasanders's ownership includes 29,667 shares of unvested restricted Common Stock and options to purchase 8,750 shares of Common Stock.

8.
Ms. Kelleher's ownership includes 20,300 shares of unvested restricted Common Stock, options to purchase 6,125 shares of Common Stock and 1,420 shares of Common Stock that are held in the Retirement Plan.

9.	Ms. Veksler's ownership includes 34,000 shares of unvested restricted Common Stock and options to purchase 8,000 shares of Common Stock.

10.
This includes an aggregate of 65,880 shares held by the Retirement Plan for the benefit of executive officers of Washington Federal. Directors, unless current or former employees of Washington Federal, do not participate in the Retirement Plan. The Retirement Plan is a qualified, defined contribution profit sharing and employee stock ownership plan maintained for all eligible employees of Washington Federal. The shares of Common Stock of Washington Federal held by the Retirement Plan are voted by the trustees of such plan at their discretion, but the disposition of such shares can be directed only by the employee to whose account the shares are allocated. The trustees of the Retirement Plan are Larry Berg, Ryan Mauer, Lisa King and Robert Zirk, all of whom are employees of Washington Federal.

Insider Ownership and Trading Guidelines
Each Director is expected to own Washington Federal common stock in the amount equivalent to 3 times the annual amount of director fees received during the fiscal year.  Director fees are defined to include all cash received for director and committee meetings attended, all retainer fees received and the market value of any stock awards.  All shares over which the Director has voting rights count toward the ownership guideline.  The expectation is that the ownership levels will be reached within 5 years of appointment to the Board or by January 1, 2018 for existing Directors.
The Chief Executive Officer is expected to own Washington Federal common stock in the amount equivalent to 5 times his annual base salary.  The base salary does not include the value of any retirement contributions, insurance payments, cash bonus payments, or stock options or stock awards.  All shares over which the Chief Executive Officer has voting rights, including unvested restricted stock, count toward the ownership guideline.  The expectation is that this ownership level will be reached within 5 years of hire, or on January 1, 2018, whichever is later.

Named Executive Officers ("NEOs"), excluding the Chief Executive Officer, are expected to own Washington Federal common stock in the amount equivalent to 2 times their annual base salary.  The base salary does not include the value of any retirement contributions, insurance payments, cash bonus, stock options or stock awards.  All shares over which the NEO has voting rights, including unvested restricted stock, count toward the ownership guideline.  The expectation is that this ownership level will be reached within 5 years or by January 1, 2018 for the current NEOs.

Directors and employees may not “hedge” their Company stock by engaging in short sales or by trading in any options contracts or other derivative securities relating to Company stock or pledge their Company stock in margin accounts.

PROPOSAL ONE: ELECTION OF DIRECTOR NOMINEES

General

The Restated Articles of Incorporation of Washington Federal, as amended, provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by Washington Federal's Bylaws for the Board of Directors is seven.

Pursuant to Washington Federal's Restated Articles of Incorporation, as amended, at each election of directors every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. A stockholder may also cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

At the Annual Meeting, stockholders of Washington Federal will be asked to elect two directors of Washington Federal for a three-year term all to continue to serve until their successors are elected and qualified. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated Thomas J. Kelley and Barbara L. Smith to a three-year term. Each of the nominees currently serve as a director of Washington Federal. There are no arrangements or understandings between the persons named and any other person concerning selection as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of Washington Federal. Alternatively, under such circumstances, the Board of Directors of Washington Federal may reduce the number of directors of Washington Federal. Washington Federal knows of no reason why any of the nominees may not be able to serve as director if elected.

Information with Respect to Nominees for Director and Continuing Directors

The following tables set forth information relating to continuing directors of Washington Federal and the nominees for election as directors.

 Nominees for Three Year Terms Expiring In 2019

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Thomas J. Kelley	67	Director; Former Managing Partner of the Moscow Russia office of Arthur Andersen from 1997 to 2002 with overall management responsibility for the audit, tax and consulting practices in Moscow and the audit practice in nine offices in the former Soviet Union countries. From 2002 to 2012 Mr. Kelley served as an instructor in the Department of Accounting Albers School of Business at Seattle University. Mr. Kelley's financial expertise is a necessary component of the board. His career in finance and public accounting was centered on the audit of financial services firms.	2005
Barbara L. Smith	66	Director; Owner Barbara Smith Consulting since 1992 providing expertise in leadership development, strategic planning, group dynamics, organization change and executive coaching. Ms. Smith has a Ph.D. in organizational psychology from the University of Washington and has taught classes at the University of Washington and Seattle University in these subjects. Her background is most useful to the board in assessing the leadership ability of management, the health of the corporate culture and overall effectiveness of the organization.	2006

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE DIRECTOR NOMINEES LISTED ABOVE

Directors with Terms Expiring In 2017

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
David K. Grant	62	Director; Managing Partner of Catalyst Storage Partners, a real estate investment and asset management business since November 2007. Former Chief Executive Officer of Shurgard, Inc. until acquired by Public Storage in August 2006. In addition to his operating experience in managing complex and successful businesses, Mr. Grant is a former Certified Public Accountant with substantial experience reviewing and understanding financial statements, SEC reporting, complex real estate transactions and internal controls.	2012
Anna C. Johnson	64	Director; Managing Director of Scan East West Travel, a travel agency. Ms. Johnson is a successful business person who has built a first-quality travel service that has operated in Seattle, Washington since 1971. Ms. Johnson's experience in operating a small business brings important commercial insights to the Board.	1995
Randall H. Talbot	62
Director; Managing Director of Talbot Financial LLC, an investment advisory firm since June 2010. Mr. Talbot served as Director, Chief Executive Officer and President of Symetra Financial Corporation from 2004 to June 2010, and as Director of Concur Technologies, Inc. from March 2008 to November 2014. Mr. Talbot joined the former parent of Symetra Financial Corporation, Safeco Corporation, in 1998, and from 1998 to 2004 he served as President of Safeco Life Insurance Company. Mr. Talbot has experience in the areas of commercial real estate finance, investments, insurance, risk management, SEC reporting and financial management.
			2012

Directors with Terms Expiring In 2018

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since
Roy M. Whitehead	63	Chairman, President and Chief Executive Officer of Washington Federal. Mr. Whitehead has served in the industry for forty years and has experience in virtually all aspects of the business. As the Company's Chief Executive Officer he provides practical advice on the operational impact of board policy making and strategy development.	1999
Mark N. Tabbutt	51	Director; Chairman of Saltchuk since October 2008. Saltchuk is a Seattle-based family of transportation and distribution companies focused on North America and is one of the largest privately held companies in the State of Washington. Mr. Tabbutt has experience in acquisitions, strategic planning, financing, capital allocation and managing a diversified group of companies.	2011

Executive Officers

The following table sets forth information concerning the executive officers of Washington Federal during 2015. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. Diane L. Kelleher has resigned effective as of December 31, 2015 and Brent J. Beardall has been named the Interim Chief Financial Officer while the Company searches for a permanent successor.

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years
Brent J. Beardall	44
Executive Vice President and Interim Chief Financial Officer since September 2015 and Chief Banking Officer since March 2014; Executive Vice President and Chief Financial Officer from October 2003 to March 2014.

Linda S. Brower	62	Executive Vice President and Chief Administration Officer since 2003.
Jack B. Jacobson	64	Executive Vice President Commercial Real Estate Group Manager since 2001.
Thomas E. Kasanders	63	Executive Vice President Business Banking Group Manager since October 2010; formerly Senior Vice President with First Mutual Bank and Washington Federal from March 2004 to September 2010.
Diane L. Kelleher	55
Senior Vice President since September 2015; Senior Vice President and Chief Financial Officer from March 2014 to September 2015; Senior Vice President and Controller from August 2013 to March 2014; Senior Vice President and Enterprise Risk Manager from October 2010 to July 2013; Vice President and Treasurer from January 2010 to October 2010.

Mark A Schoonover	57	Executive Vice President and Chief Credit Officer since March 2008.
Angela D. Veksler	54	Executive Vice President and Chief Information Officer since October 2012, Senior Vice President and Chief Information Officer from August 2010 to October 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Washington Federal's directors and executive officers and any persons holding more than 10% of the outstanding Common Stock ("Reporting Person") must report their ownership of Washington Federal's securities and any changes in that ownership to the SEC by specific dates. Based solely on reviewing the reports filed by the Reporting Persons and the written representations from it's directors and executive officers, Washington Federal believes that during the fiscal year ended September 30, 2015 the Reporting Persons met all applicable Section 16(a) filing requirements except for two late Form 4 filings for Executive Linda Brower and one late Form 4 filing for Executives Brent Beardall, Mark Schoonover and Angela Veksler, each reporting exempt transactions to cover tax liabilities on vesting stock awards.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

The Board of Directors of Washington Federal held a total of 8 meetings during the last fiscal year. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during his or her tenure in office during the last fiscal year and the total number of all meetings held by all committees of the Board of Directors on which he or she served during such year. Although Washington Federal does not have a formal policy regarding attendance by directors at annual meetings of stockholders, directors are expected to attend such meetings. At the 2015 Annual Meeting all directors were present.

The Board of Directors has established various committees, including an Executive Committee, an Audit Committee, a Nominating and Governance Committee, a Regulatory Compliance Committee, a Risk Management and a Compensation Committee. The Board of Directors has affirmatively determined that a majority of the Washington Federal directors are independent pursuant to the listing requirements of the Nasdaq Stock Market LLC ("NASDAQ"). The current independent directors are Mr. Kelley, our Lead Independent Director, Ms. Johnson, Ms. Smith, and Messrs. Grant, Tabbutt and Talbot. The independent directors held two regularly scheduled executive sessions during the past fiscal year. The Board of Directors also has affirmatively determined that each member of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Risk Management Committee of the Board of Directors is independent within the meaning of applicable laws and regulations and the listing requirements of NASDAQ. The Board of Directors also has affirmatively determined that each member of the Audit Committee is an audit committee financial expert as defined by the SEC.

The Board of Directors selects certain members to serve on its Executive Committee. A copy of the Executive Committee Charter is available on Washington Federal's website at www.washingtonfederal.com. The present Executive Committee consists of Messrs. Whitehead - Chairman, Mr. Kelley, Mr. Tabbutt and Mr. Talbot. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of Washington Federal between board meetings unless otherwise provided by the Bylaws of Washington Federal. The Executive Committee did not meet during the last fiscal year.

The Board of Directors has a standing Audit Committee that consists of independent directors Messrs. Kelley - Chairman, Grant and Talbot. The Audit Committee's primary responsibilities include review of all financial reports, oversight of the internal audit and loan review functions, appointment of independent auditors, pre-approval of all services performed by the independent registered public accountants and review of all related party transactions. The Audit Committee has a written charter available on Washington Federal's website at www.washingtonfederal.com. The Audit Committee met on four occasions during the last fiscal year. There were no related party transactions during fiscal 2015 that are required to be disclosed per S-K 404.

The Board of Directors has a standing Compensation Committee consisting of independent directors Ms. Smith - Chairman, Ms. Johnson and Mr. Grant. No member of the Compensation Committee has served as an officer or an employee of Washington Federal or its subsidiaries. The Compensation Committee is responsible for all personnel and compensation related matters and makes policy recommendations to the Board of Directors. Further, the Compensation Committee is authorized to act under Washington Federal's stock benefit plans to grant stock options and restricted shares. The Compensation Committee has a written charter available on Washington Federal's website at www.washingtonfederal.com. The Compensation Committee met two times during the last fiscal year. The Consulting firm of Towers Watson was engaged in 2015 by the Compensation Committee related to executive compensation and received total fees of $50,000. The decision to engage Towers Watson was made solely by the Compensation Committee.

The Board of Directors has a standing Risk Management Committee consisting of independent directors Mr. Talbot - Chairman, Mr. Tabbutt and a third, rotating Board member. The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's enterprise risk management function, including recommending risk tolerance limits to the Board of Directors. The Risk Management Committee has a written charter available at www.washingtonfederal.com. The Risk Management Committee met four times during the last fiscal year.

 The Board of Directors has appointed three of its members to serve as a Nominating and Governance Committee, which is responsible to establish and oversee the general responsibilities and functions of the Board, to assist the Board in identifying and qualifying individuals to serve as directors and to approve nominations for their election. The Nominating and Governance Committee has a written charter available at www.washingtonfederal.com. For the present Annual Meeting, the Board of Directors appointed independent directors Ms. Johnson - Chairman, Mr. Kelley and Mr. Tabbutt to serve on the Nominating and Governance Committee. The Nominating and Governance Committee met once during the last fiscal year.

The Board of Directors has appointed three of its members to serve as a Regulatory Compliance Committee. The Board of Directors appointed independent directors Mr. Tabbutt - Chairman, Ms. Johnson and Ms. Smith to serve on the Regulatory Compliance Committee. The primary responsibility of the Regulatory Compliance Committee is to monitor compliance with all applicable laws and regulations. The Regulatory Compliance Committee has a written charter available at www.washingtonfederal.com. The Regulatory Compliance Committee met two times during the last fiscal year.

Board Leadership Structure and Board's Role in Risk Oversight

The Chief Executive Officer also serves as Chairman of the Board, due in part to the Chief Executive's tenure with the Company, which provides unique and intimate knowledge regarding the history, strategy, business and operations of Washington Federal.  The Lead Independent Director coordinates the agenda and acts as Chair for periodic meetings of the independent directors and serves as their liaison with the Chairman of the Board.

The Company's Board of Directors endorses the view that one of its primary functions is to protect stockholders' interests by providing oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight.  The Chairman of the Board has no greater or lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction.  All directors of Washington Federal, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer is not deemed to be in the best interest of Washington Federal.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  The Board is responsible for the establishment of the Company's risk appetite and setting appropriate risk policies. Management is responsible for the day-to-day management of risks that Washington Federal faces.

The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's enterprise risk management function. In addition, the Manager of Internal Audit and Loan Review report directly to the Audit Committee and meets regularly with them. Senior management attends all board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  Management and the Board work together to provide strong oversight of the Company's management and affairs through its standing committees and when necessary, but in any event at least two times each year, special meetings of independent directors are held.

Selection of Nominees for the Board

The Nominating and Governance Committee considers candidates for director suggested by its members, other directors of Washington Federal, as well as management and stockholders. The Nominating and Governance Committee also may solicit prospective nominees. In addition, nominees for election as director may be obtained in connection with acquisitions by Washington Federal. A stockholder who desires to recommend a prospective nominee for the Board of Directors should notify Washington Federal's Corporate Secretary or any member of the Nominating and Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee also considers whether to nominate any person recommended pursuant to the provision of Washington Federal's Bylaws relating to stockholder nominations, which is described under “Stockholder Nominations” below. The Nominating and Governance Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

Director Qualifications

In making recommendations for nominees to the Board of Directors, the Nominating and Governance Committee reviews and considers the qualifications, strengths and abilities of the potential candidates for nomination, including new candidates that may be identified from time to time through the Company's internal search and review procedures or as a result of stockholder recommendations. In deciding whether to recommend the re-nomination of an incumbent director whose term is expiring at an upcoming meeting or the nomination of new directors who previously served as officers of Washington Federal, the Nominating and Governance Committee considers their prior performance as directors of the Company in addition to the candidates' other qualifications. For new candidates, the review process may require additional evaluation and consideration.

The Nominating and Governance Committee works with the Board of Directors on an ongoing basis in identifying the particular qualities and abilities that Washington Federal seeks in its directors generally, and the mix of experience, expertise and attributes that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. Accordingly, the Board of Directors in selecting nominees will consider criteria such as financial, regulatory and business experience; familiarity with and participation in the local communities served by Washington Federal; integrity, honesty and reputation; dedication to Washington Federal and its stockholders; and any other factors the Board of Directors deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board of Directors' particular needs at the time.

Stockholder Nominations

Pursuant to Article IV, Section 4.15 of Washington Federal's Bylaws, stockholders of Washington Federal may nominate persons for election to the Board of Directors by submitting such written nominations to the Secretary of Washington Federal at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal. The Secretary of the Company will promptly forward any such nominations to the Nominating and Governance Committee. Such stockholder's notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Washington Federal entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of Washington Federal, if elected. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements set forth in the Company's Bylaws, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by stockholders at the stockholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the Annual Meeting were submitted to Washington Federal in accordance with the foregoing requirements.

Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors. Stockholders who wish to do so may send written communications to the following address: Board of Directors-Stockholder Communications, c/o Corporate Secretary, 425 Pike Street, Seattle, Washington 98101. The Corporate Secretary will forward such communications to the director or directors to whom they are addressed.

Code of Conduct and Ethics

Washington Federal maintains a Director and Employee Code of Ethics that covers all directors, officers and employees of Washington Federal and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of Washington Federal. In addition, Washington Federal maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at Washington Federal. Each senior financial officer of Washington Federal, including its Chief Executive Officer and Chief Financial Officer, is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics and Code of Ethics for Senior Financial Officers can be viewed on Washington Federal's website at www.washingtonfederal.com. A waiver for an executive officer or director of the Washington Federal may be made only by the Board of Directors and must be promptly disclosed as required by SEC or NASDAQ rules. Washington Federal will disclose any such waivers, as well as any amendments to the code on its website. No such waivers were requested or granted during 2015 or 2014.

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee was an employee or former employee of Washington Federal or any of its subsidiaries. During the last year, none of the Company's executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee; (2) a director of another entity one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on the Company's Board of Directors.

Related Person Transactions

Washington Federal will from time to time make loans to directors, executive officers and employees at prevailing market interest rates. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the lender and that do not involve more than the normal risk of collectability or present other unfavorable features. As of September 30, 2015, there are five loans outstanding to, or guaranteed by, directors. The loans were made at market terms to the directors or their affiliates. The loans are performing in accordance with contractual terms. There are no loans to any NEO.

The Company is also subject to Regulation O of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 215, which governs extensions of credit by the Company to its executive officers and directors, and has in place a Regulation O policy to ensure any extension of credit to an executive officer or director is in compliance with the requirements of Regulation O. The policy requires that all extensions of credit to Company officers or directors be approved by a majority of the Board of Directors of the Company prior to origination.

The Company regularly monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would require proxy disclosure under Item 404(a) of Regulation S-K. In addition, our Code of Conduct requires the directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest, including those involving family members. If a transaction is identified, the Company determines if the transaction should be permitted and what is the necessary disclosure to be made.

In accordance with its written charter, the Audit Committee reviews, approves and ratifies any newly originated related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K. In considering any related person transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit Committee reports its determination regarding any related person transaction to our full Board. All new related person transactions were pre-approved by the full Board of Directors and reported to the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 ("Securities Act"), or under the Exchange Act of 1934 ("Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee performs a critical role in the financial reporting system by overseeing and monitoring management's and the independent auditor's participation in the financial reporting process. The Audit Committee is governed by a charter adopted by the Board of Directors. During the fiscal year, the Audit Committee fulfilled its duties and responsibilities as outlined in the “Audit Committee Charter” a copy of which can be found at www.washingtonfederal.com.

The Audit Committee members meet the independence requirements as set forth in the attached operating charter (refer to “Composition”). All members have sufficient knowledge in financial and auditing matters to understand Company financial reports to serve on the Audit Committee and have been designated by the Board as “Audit Committee Financial Experts” in compliance with the criteria established by the SEC.

The independent auditors have reviewed the financial information included in the Company's quarterly reports on Form 10-Q prior to the filing of such reports with the SEC and such reviews have been discussed with the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed in accordance with Auditing Standard 16 of the Public Company Accounting Oversight Board, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accountants their independence. Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Washington Federal's Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for filing with the SEC.

The Audit Committee also has selected Deloitte & Touche, LLP as the independent registered public accounting firm for fiscal year 2016 as more fully described in this Proxy Statement under the caption “Proposal 3: Ratification of appointment of independent auditors.”
                             AUDIT COMMITTEE

Thomas J. Kelley, Chairman
David K. Grant
Randall H. Talbot

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Washington Federal's Board of Directors approves all policies that govern executive compensation, which are then administered by the Compensation Committee, including the following activities:

•	Establishing and reviewing executive base salaries;

•	Overseeing Washington Federal's short-term incentive compensation plans;

•	Overseeing Washington Federal's long-term, equity-based compensation plans;

•	Overseeing Washington Federal's 401(k) and other benefit plans;

•	Approving all short-term incentive compensation and awards distributed under these plans; and

•
Reviewing all compensation decisions for executive officers with the Board of Directors, including those for the Chief Executive Officer and the Named Executive Officers (also referred to as "NEOs") as listed in the Summary Compensation Table (see page 22).

On behalf of the Board of Directors, the Compensation Committee seeks to assure that compensation paid to the Named Executive Officers is fair, reasonable and competitive, and is linked to protecting and increasing stockholder value.

Executive Compensation Philosophy

The Board of Directors of Washington Federal and its Compensation Committee believe the intent of executive compensation and benefits programs is to both encourage and reward behaviors that ultimately contribute to the achievement of our organizational goals and produce maximum value to our stockholders over the long term. The following core principles are used to guide decisions regarding these programs:

•	Executive compensation must be competitive with relevant markets where we compete for employees, to ensure that the Company is able to attract, retain and motivate top performing executive officers;

•	The interests of executives should be aligned with those of the Company's stockholders;

•	Incentives are to be provided to promote the achievement of operating goals as a step toward fulfilling long-term strategic objectives;

•	Rewards should be linked to company-wide, team and individual performance;

•	Executive compensation should be perceived to be fair by all parties with interests in the Company's success; and

•	Programs must be designed to ensure that the Company is not exposed to excessive risks.

To achieve the objectives of the organization within the parameters of the core principles, the Board of Directors and its Compensation Committee have determined that the Company's executive compensation program should consist of the following elements:

•
Base Salary - Base pay opportunities are competitive with other relevant organizations in the marketplaces where Washington Federal competes for employees. Individual pay determinations involve consideration of incumbent qualifications and performance.

•
Short-Term Incentives - Senior management has a significant portion of competitive targeted annual cash compensation at risk, contingent upon meeting pre-defined organization, group and/or individual goals in performance areas they can substantially influence.

•	Long-Term Incentives - Senior management has a significant portion of its competitive total compensation opportunity linked to increases in stockholder value.

•
Benefits - Washington Federal assists senior management in meeting important needs such as retirement income, health care, survivor income, disability income, time-off and other needs through competitive, cost-effective, organization-sponsored programs that provide employees with reasonable flexibility in meeting their individual needs.

Decisions regarding total executive compensation program design, as well as individual pay decisions, are made in the context of our principles and our ability to pay, as determined by our financial results.

Role of the Compensation Committee

The Compensation Committee is responsible for, among other things, developing executive compensation recommendations for approval by the Board of Directors. As part of its responsibilities, the Compensation Committee reviews and establishes compensation for all of the executive officers of Washington Federal, including the NEOs, and reviews these decisions with the Board of Directors as appropriate.

The Compensation Committee is comprised entirely of directors who meet the independence requirements as defined by applicable NASDAQ rules, are deemed “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and satisfy the requirements of “outside directors” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code.

A key objective of the Compensation Committee is to further the core compensation principles described above through a compensation structure comprised of base salary and long-term and short-term incentive-based compensation. Since a meaningful part of total compensation is incentive based, a direct link is established between executive compensation and the long-term performance of Washington Federal.

The Compensation Committee met twice during the year ended September 30, 2015. In making its recommendations to the Board of Directors, the Compensation Committee reviewed relevant market data on the financial performance of both national and regional financial institutions, specifically banks and thrifts, which the Company views as its peer group. Such data is used as a point of reference but is not the deciding factor in establishing appropriate compensation for executive officers of Washington Federal, due to the variety of circumstances, financial performance, geography and business plans of the peer group institutions.

The Compensation Committee has the authority to directly engage outside consultants and in July, 2015, due to the increasing complexity of rules and regulations related to executive compensation, the Committee engaged Towers Watson to assist in evaluating our compensation practices and to provide advice concerning executive compensation. Specifically, the Compensation Committee asked Towers Watson to conduct a compensation review of nine executive positions, including the NEOs. As discussed below, its review consisted of a market data assessment and competitive review and analysis of base salary, short-term incentives, long-term incentives and benefits/perquisites.

Towers Watson reported directly to the Chairman of the Committee and, in performance of its duties, Towers Watson interacted with the Chief Executive Officer, Chief Financial Officer and Executive Vice President responsible for human resources. Towers Watson is not affiliated with Washington Federal.

Benchmarking

Peer group benchmarking was used as one data point by the Compensation Committee in making compensation decisions for 2015. To determine competitiveness in the marketplace, a detailed analysis of proxy statements from 18 peer group companies was provided to the Compensation Committee. The Company's peer group for the 2015 fiscal year analysis consisted of a similarly sized financial institutions ranging in asset size from $5 billion to $20 billion. The peer group was as follows:

Astoria Financial Corporation, Bank Of Hawaii Corp., Columbia Banking System, Inc., Commerce Bancshares Inc., FirstMerit Corp., First Midwest Bancorp Inc., Glacier Bancorp, Inc., MB Financial Inc., NBT Bancorp Inc., Old National Bancorp, Prosperity Bancshares Inc., TCF Financial Corp., Texas Capital Bancshares Inc., Trustmark Corp., UMB Financial Corp., Umpqua Holdings Corp., United Bankshares Inc., and Western Alliance Bancorporation.

Total Compensation

Total executive compensation is tied to performance and is structured to ensure focus on financial results, stockholder return, individual performance, and the responsibility and experience of executive officers.
In considering 2015 executive compensation decisions, the Compensation Committee used an internally updated version of the Towers Watson market study from its July, 2013 engagement, and an updated analysis of the most recent proxy data for each of the companies in the identified peer group, excluding those that no longer fit our criteria. The Compensation Committee concluded that the pay positioning and overall compensation levels of the Company’s executive officers were within competitive norms. The Compensation Committee engaged Towers Watson again in July, 2015 to conduct a market study of eight executive positions, including the NEO’s, and determined that in 2015 the CEO’s target compensation was 102% of the median for the benchmark peer group outlined above, and that the combined 2015 compensation of the NEO’s was 96% of the median target compensation of the benchmark peer group.

The Compensation Committee of the Board evaluates the individual performance of the NEOs based primarily on the specific contributions of each Named Executive Officer to the accomplishment of the following qualitative and quantitative criteria:

	CEO	CBO	CFO	CCO	CAO
Asset and liability management	x	x	x
Asset generation	x	x
Asset quality	x	x	x	x
Client service & external relations	x	x	x	x	x
Compliance with laws and regulations	x	x	x	x	x
Deposit mix	x	x	x		x
Financial performance	x	x	x	x	x
Human capital development	x	x	x	x	x
Internal Controls	x	x	x	x	x
Investment portfolio	x		x
Leadership & internal communications	x	x	x	x	x
Strategic planning	x	x	x	x	x

The Compensation Committee chose these criteria to ensure integration and alignment of individual performance with the Company's performance. The criteria for the Chief Executive Officer is most closely linked to the Company's objectives since the Chief Executive Officer bears overall responsibility for the Company's success. Criteria for the other NEO's differ based on each officer's ability to contribute to the Company's performance. For the NEOs other than the Chief Executive Officer, the Compensation Committee relies upon the recommendations of the Chief Executive Officer based on his interactions with and assessment of performance of each executive. These positions include: Chief Banking Officer ("CBO"), Chief Financial Officer ("CFO"), Chief Credit Officer ("CCO"), and Chief Administrative Officer ("CAO").

Washington Federal's compensation policies do not employ a specific formulaic approach for evaluating or adjusting individual NEO compensation. Job performance and compensation of the Chief Executive Officer is subjectively determined by the Compensation Committee taking into account the broad criteria set forth above. Job performance and compensation of the other executives, including the other NEOs, is subjectively determined by the Chief Executive Officer and reviewed with the Compensation Committee taking into account the broad criteria set forth above.

In order to align executive compensation with stockholder interests, it is the philosophy of the Board that a substantial portion of NEO total compensation be incentive-based and at-risk.  In 2015, 64% of the Chief Executive Officer’s total potential compensation was at-risk, while the remaining NEO’s total potential at risk ranged from 54% to 55%. Total compensation paid and earned by the NEOs in Fiscal 2015 was consistent with Washington Federal's financial performance, the individual performance of each NEO, the responsibilities and experience of the NEOs, market conditions, and stockholder returns.

The Compensation Committee has approved adjustments to the elements of direct total compensation for 2016 that continue the Company's executive compensation practices which are consistent with competitive practices and necessary to attract and retain top performing executive officers.

Elements of Compensation

Base Salary

Base salaries for executive officers are determined based on job responsibilities, level of experience and individual performance. In making its recommendations to the Board of Directors, the Compensation Committee reviews market data with respect to the Company's peer group to assess the competitiveness of the base salary of the NEOs and other executives and senior officers. Such information is used as a point of reference; however, it is not the deciding factor in establishing appropriate base salaries due to the lack of precise comparability.

Merit pay adjustments to base salary are considered annually for each executive officer. When making adjustments to the base salary of the Chief Executive Officer, the Compensation Committee considers the job performance and contribution to the successful operation of the Company by the Chief Executive Officer. When making adjustments to the base salaries of the other NEOs, the Compensation Committee relies upon the recommendation of the Chief Executive Officer based on his knowledge of and the performance of each of the NEOs. Executive base salaries are intended to be at levels that will attract, retain and motivate the necessary management expertise to successfully execute the Company's business plan, but are not targeted at specific levels.

In determining individual base salary adjustments, the Compensation Committee considered the contributions of each NEO to the success of the Company and salaries for comparable positions at other institutions.

Annual Incentive Compensation

An annual incentive compensation program has been established for all employees who have been with the Company for at least one year, including the NEOs. Eligibility for the annual incentive program is restricted only by excluding employees who are not in good standing with the Company. All NEOs were, and are, in good standing with Washington Federal. Consistent with the overall compensation philosophy of linking incentive awards to company-wide and individual performance, the incentive plan is designed to provide performance-based annual cash compensation based on the achievement of annual performance targets approved by the Compensation Committee with the concurrence of the Board of Directors.

For the NEOs, the short-term incentive compensation opportunity during 2015 was dependent on meeting net income levels that were pre-established by the Compensation Committee. The threshold level of net income was set at $150,000,000, with a target amount of $158,000,000 (the “Target”). No bonus would be payable to any NEO if the threshold was not met. Increasing net income levels beyond the threshold level were assigned a payout percentage amount in 1% increments, ranging from 1% to 100% for all NEOs excluding the CEO, enabling a maximum potential payout equal to 100% of base salary with a targeted payout of 50% of base salary. The Chief Executive Officer was assigned a payout percentage amount in 1% increments, ranging from 1% to 200%, enabling a maximum potential payout for the Chief Executive Officer equal to 200% of base salary with a targeted payout of 100% of base salary.

During 2015, the Company achieved record net income of $160,316,000. Annual incentive compensation payouts in fiscal 2015 were approximately 128% of the Chief Executive Officer's base salary and 64% of the other NEO's base salaries.

For 2016, the Compensation Committee has approved an incentive design that will have threshold, target and maximum annual incentive amounts expressed as a percentage of base salaries, similar in concept to prior years. Net income will be replaced by Earnings Per Share (75% of potential bonus) and successful implementation of the Company's technology upgrade (25% of potential bonus) as the two performance measure for fiscal 2016. Targeted payouts for the NEOs will be 50% of base salary, with the exception of the Chief Executive Officer, whose targeted payout will be 100% of base salary. Maximum payout for the NEOs will be 100% of base salary, with the exception of the Chief Executive Officer, whose maximum payout will be 200% of base salary. The Compensation Committee determines the specific requirements to earn incentive compensation each October for the fiscal year that will end the following September.

In the last 10 years, 2006-2015, payouts have ranged from 0 - 100% of base salary for NEO’s, with the exception of the CEO, whose payouts during that time ranged from 0-200% of base salary. Actual payouts averaged 46.2% of base salary for the NEOs, with the exception of the CEO, whose payouts have averaged 78.2% of base salary during that time.

Long-Term Incentives

Long-term equity incentives, primarily restricted stock awards and restricted performance shares granted under the shareholder-approved 2011 Washington Federal Incentive Plan, are intended to focus our NEO’s efforts on activities that are necessary to ensure the Company’s long-term success, as reflected in an increase in the Company’s stock price over a period of years. In fiscal 2015, each of the NEOs received an award of restricted stock shares and an award of restricted stock performance shares. For all NEOs together, the mix of awards was 40% in restricted stock and 60% in restricted stock performance shares. The restricted stock performance shares vest over a three-year period and are additionally subject to performance vesting based upon meeting certain total shareholder return targets pre-established by the Compensation Committee. For restricted stock performance shares granted in 2015, 25% is earned with a total shareholder return of 9%, 50% is earned with a total shareholder return of 10% , 75% is earned with a total shareholder return of 11% and 100% is earned with a total shareholder return of 12% or greater. If total shareholder return is less than 9%, none of the restricted stock performance shares are earned. Based on the annual total shareholder return in 2015 of 13.13%, NEOs earned 100% of the 2014 restricted stock performance share grant, 100% of the 2013 grant, and 60% of the 2012 grant.

The Compensation Committee determined the amount of awards for each NEO on an individual basis based on its subjective assessment of each NEO's relative performance and value to the organization, taking into consideration the recommendations of the Chief Executive Officer for the other NEOs, and taking into consideration the goal of the Compensation Committee that a substantial amount of each NEOs compensation be at risk. The Compensation Committee confirms achievement of the performance-based awards in October of each year based on the prior fiscal year’s performance and grants new awards based on the new performance goals set by the Compensation Committee.

The Board of Directors believes that these long-term incentive awards help align the interests of Washington Federal's executives with those of its stockholders through potential stock ownership. Future awards to the NEOs will include a contingent award that will be earned over multiple years based upon criteria consistent with the terms of the 2011 Washington Federal Incentive Plan. The Compensation Committee and the Board of Directors consider stock awards to be a key piece of executive compensation and reviews the appropriateness of such awards annually in light of performance.

In November 2014, the Board implemented a three-year “clawback” policy applicable to certain executive officers, including the NEOs. The policy provides that, in addition to any other remedies available to the Company under applicable law, the Company may recover (in whole or in part) any incentive compensation, whether paid in cash, stock or other equity, awarded to an executive, whether or not the executive is still employed by the Company, if the Board of Directors or any committee of the Board of Directors determines that the Company's financial reporting is required to be restated as a result of any fraud or intentional misconduct by one or more executives and the Board of Directors determines that a lower amount of  incentive compensation would have been paid to such executive based upon the corrected accounting restatement.

Change in Control Agreements

In order to provide market-competitive compensation packages and to thereby attract and retain our NEOs and other key executives, the Company has entered into change of control agreements with each NEO and other key executives which offers severance and change of control benefits to such executives if they are terminated in connection with a change of control event.

Perquisites

In fiscal 2015, perquisites were provided to certain executive and senior officers. Perquisites are given to executive and senior officers based upon their role in the Company and the business advantage gained by the use of perquisites. The Company provided the following perquisites to NEOs:

The Company provided Supplemental Long-Term Disability coverage to each NEO that provides for $4,000 in monthly income in the event a long-term disability is suffered and prevents continued employment. The annual benefit cost of each policy was approximately $1,200.

Ms. Brower, Ms. Kelleher and Messrs. Beardall, Schoonover and Whitehead were provided with a Supplemental Long-term Care policy. The annual cost of the coverage was $8,000 per year for each executive.

Messrs. Beardall, Schoonover and Whitehead were provided memberships to a downtown club that was used for business-related marketing. The annual cost to the Company of each membership was approximately $2,500.

Parking is also provided for each NEO at a cost of approximately $1,500 per year, and the Company provided either an automobile or an automobile allowance to Messrs. Beardall, Schoonover and Ms. Brower. Disclosure of these perquisites are included in the Summary Compensation Table under “Other.”

Retirement Plans

The Washington Federal 401(k) Plan (referred to as the "Plan") is a defined contribution plan in which all employees with over 1,000 hours worked are eligible to participate. Historically, the Company has contributed 11% of an employees' eligible base salary into the plan on his or her behalf. Company contributions vest ratably over six years; after six years of consecutive employment all contributions are 100% vested.

During fiscal 2015, the Company contributed 11% of each NEO's eligible base salary into the Plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.” Amounts exceeding IRS "Top-Heavy” rules are paid directly to the affected executive on a pre-tax basis.

Effective January 1, 2014, the Company added a guaranteed safe harbor matching contribution to the plan equal to 100% of the first 4% of compensation that employees (including NEO's) contribute to their account. In addition to the new match being guaranteed, all safe harbor matching contributions are immediately vested. The new match is not subject to the six year vesting schedule of the current profit sharing contribution. This provides Plan participants more investment flexibility. The Company anticipates that in the future, all eligible employees will continue to receive an annual discretionary profit sharing contribution from the Company which is subject to a cap equal to 7% of eligible compensation.

Other Matters

The Compensation Committee also considers the accounting, tax, and costs of specific executive compensation programs, and seeks to balance the earnings, tax and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives. The Compensation Committee also recognizes that regulatory factors can influence the structure of executive compensation programs and takes those into account as appropriate.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Barbara L. Smith, Chairman
David K. Grant
Anna C. Johnson

Summary Fiscal 2015 Compensation Table

The following tables and related narratives present the compensation for our NEOs in the format specified by the SEC for each of the last three fiscal years.

Name and Principal Position:	Year	Salary	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Comp. (2)	All Other Comp. (3)	Total
Roy M. Whitehead Chairman, President and Chief Executive Officer	2015	$765,179	$968,319	$—	$979,429	$98,766	$2,811,693
	2014	750,000	1,024,012	—	834,719	87,105	2,695,836
	2013	750,000	574,545	—	1,125,000	84,068	2,533,613

Brent J. Beardall Executive Vice President, Chief Banking Officer and Interim Chief Financial Officer	2015	390,925	451,882	—	250,192	56,560	1,149,559
	2014	363,970	409,605	—	213,440	53,889	1,040,904
	2013	354,500	287,287	—	354,500	43,753	1,040,040

Linda S. Brower Executive Vice President Administration	2015	295,758	322,773	—	189,285	48,476	856,292
	2014	280,008	341,337	—	205,300	44,060	870,705
	2013	269,508	138,550	—	269,508	35,983	713,549

Diane L. Kelleher Senior Vice President and former Chief Financial Officer	2015	229,500	193,664	—	146,880	34,375	604,419
	2014	192,000	141,770	—	94,118	20,329	448,217
	2013	155,400	17,050	—	26,988	18,341	217,779

Mark A. Schoonover Executive Vice President and Chief Credit Officer	2015	335,259	322,773	—	214,566	51,832	924,430
	2014	332,311	341,337	—	189,660	50,509	913,817
	2013	313,500	239,406	—	313,500	41,526	907,932

1.
Represents the estimated fair value of the restricted stock grants. Restricted stock grants vests over three years and the fair value is calculated as the market price of the stock on the day of grant multiplied by the number of shares granted. The fair value for restricted stock performance shares is calculated as required by Generally Accepted Accounting Practices utilizing a statistical model to estimate the probability of achieving the required total shareholder return. Note: As required by SEC rules these amounts are the fair value on date of grant and do not reflect the amount realized by the NEO's.

2.	These amounts represent cash incentives earned under the Short-Term Incentive Compensation Plan.

3.	Further descriptions of the amounts set forth under “All Other Compensation” for fiscal 2015 are set forth in the table below.

The company does not maintain any pension plans or any non-qualified individual account plans or deferred compensation plans for any employee or director.

Name and Principal Position:	Year	Company Plan Contribution (1)	Other (2)	Total
Roy M. Whitehead Chairman, President and Chief Executive Officer	2015	$89,219	$9,547	$98,766
	2014	77,602	9,503	87,105
	2013	82,500	1,568	84,068

Brent J. Beardall Executive Vice President, Chief Banking Officer and Interim Chief Financial Officer	2015	42,122	14,438	56,560
	2014	39,735	14,154	53,889
	2013	38,830	4,923	43,753

Linda S. Brower Executive Vice President Administration	2015	32,066	16,410	48,476
	2014	30,470	13,590	44,060
	2013	29,481	6,502	35,983

Diane L. Kelleher Senior Vice President and former Chief Financial Officer	2015	25,080	9,295	34,375
	2014	19,213	1,116	20,329
	2013	17,160	1,181	18,341

Mark A. Schoonover Executive Vice President and Chief Credit Officer	2015	36,493	15,339	51,832
	2014	35,213	15,296	50,509
	2013	34,210	7,316	41,526

1.	Contributions are made directly into the 401(K) plan up the limit as provided in statute. Contributions in excess of this amount are paid directly in cash to the NEO.

2.	Includes auto, parking, long term care and disability insurance premiums.

Grants of Plan-Based Awards for the 2015 Fiscal Year

The following table sets forth certain information with respect to grants of plan-based awards for the year ended September 30, 2015 to the Named Executive Officers. Grants of equity incentive plan awards to each Named Executive Officer were made pursuant to Washington Federal's 2011 Incentive Plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards listed below will ever be realized.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All other stock awards in shares	Grant date fair value of stock and option awards (2)
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold $	Target $	Maximum $
Roy M. Whitehead	12/02/14	—	$765,000	$1,530,000	$821,250	$1,231,875	$1,642,500	$968,319	$968,319
Brent J. Beardall	12/02/14	—	195,000	390,000	383,250	574,875	766,500	451,882	451,882
Linda S. Brower	12/02/14	—	147,500	295,000	273,750	410,625	547,500	322,773	322,773
Diane L. Kelleher	12/02/14	—	114,750	229,500	96,832	145,248	193,664	193,664	193,664
Mark A. Schoonover	12/02/14	—	167,500	335,000	273,750	410,625	547,500	322,773	322,773

1.
Restricted stock awards vest in annual increments over three years. Restricted stock performance shares (which were 60% of the shares granted) vest 33% per year based on total shareholder return thresholds. On December 2, 2014, the closing price per share of common stock was $21.90.

2.
Restricted stock grants vest over three years and the fair value is calculated as the market price of the stock on the day of grant multiplied by the number of shares granted. The fair value for restricted stock performance shares is calculated base on the stock price on the day of grant multiplied by a probability factor calculated utilizing a statistical model to estimate the probability of achieving the required total shareholder return.

Outstanding Equity Awards at Year End

The following tables set forth information on outstanding option and stock awards held by the Named Executive Officers at September 30, 2015, including the number of shares underlying both exercisable and unexercisable portions of each stock option, as well as the exercise price and expiration date of each outstanding option.

	Option Awards
		# of			Option	Option
	Grant	Years	# Options		Exercise	Expiration
Name	Date	Vesting	Exercisable	Unexercisable	Price	Date
Brent J. Beardall	2/13/2006	5	10,000	—	22.91	2/13/2016
Brent J. Beardall	3/26/2007	5	10,000	—	23.75	3/26/2017
Brent J. Beardall	3/24/2008	5	20,000	—	24.03	3/24/2018
Linda S. Brower	2/13/2006	7	10,000	—	22.91	2/13/2016
Linda S. Brower	3/26/2007	5	10,000	—	23.75	3/26/2017
Linda S. Brower	3/24/2008	5	20,000	—	24.03	3/24/2018
Diane L. Kelleher	7/26/2010	5	5,000	—	17.54	7/26/2020
Diane L. Kelleher	3/28/2011	5	1,125	375	16.93	3/28/2021
Mark A. Schoonover	11/19/2007	5	10,000	—	22.06	11/19/2017
Mark A. Schoonover	1/22/2008	3	3,500	—	20.58	1/22/2018
Mark A. Schoonover	3/24/2008	5	5,000	—	24.03	3/24/2018
Roy M. Whitehead	2/13/2006	7	20,000	—	22.91	2/13/2016
Roy M. Whitehead	3/26/2007	5	20,000	—	23.75	3/26/2017
Roy M. Whitehead	3/24/2008	5	40,000	—	24.03	3/24/2018

All options granted to NEOs have a vesting period ranging from 3 to 7 years.

	Stock Awards
		# of	# of Shares	$ Market Value
	Grant	Years	of Unvested	of Unvested
	Date	Vesting	Restricted Stock	Restricted Stock

Brent J. Beardall	12/2/2014	3	14,000	$244,320
Brent J. Beardall	12/2/2014	3	21,000	477,750
Brent J. Beardall	10/28/2013	3	8,000	244,320
Brent J. Beardall	10/28/2013	3	12,000	273,000
Brent J. Beardall	11/26/2012	3	4,000	91,000
Brent J. Beardall	11/26/2012	3	6,000	136,500
			65,000	$1,466,890

Linda S. Brower	12/2/2014	3	10,000	$227,500
Linda S. Brower	12/2/2014	3	15,000	341,250
Linda S. Brower	10/28/2013	3	6,667	151,674
Linda S. Brower	10/28/2013	3	10,000	227,500
Linda S. Brower	11/26/2012	3	2,000	45,500
Linda S. Brower	11/26/2012	3	2,667	60,674
			46,334	$1,054,098

Diane L. Kelleher	12/2/2014	3	6,000	$136,500
Diane L. Kelleher	12/2/2014	3	9,000	204,750
Diane L. Kelleher	3/24/2014	5	4,000	91,000
Diane L. Kelleher	10/29/2013	5	600	13,650
Diane L. Kelleher	10/22/2012	5	400	9,100
Diane L. Kelleher	10/24/2011	5	200	4,550
Diane L. Kelleher	10/25/2010	5	100	2,275
			20,300	$325,325

	Stock Awards
		# of	# of Shares	$ Market Value
	Grant	Years	of Unvested	of Unvested
	Date	Vesting	Restricted Stock	Restricted Stock

Mark A. Schoonover	12/2/2014	3	10,000	$227,500
Mark A. Schoonover	12/2/2014	3	15,000	227,500
Mark A. Schoonover	10/28/2013	3	6,667	151,674
Mark A. Schoonover	10/28/2013	3	10,000	227,500
Mark A. Schoonover	11/26/2012	3	3,334	75,849
			50,001	$1,023,773

Roy M. Whitehead	12/2/2014	3	30,000	$682,500
Roy M. Whitehead	12/2/2014	3	45,000	1,023,750
Roy M. Whitehead	10/28/2013	3	20,000	455,000
Roy M. Whitehead	10/28/2013	3	30,000	682,500
Roy M. Whitehead	11/26/2012	3	8,000	182,000
Roy M. Whitehead	11/26/2012	3	12,000	273,000
			145,000	$3,298,750

All stock awards have a vesting period ranging from 3 to 5 years.

Option Exercises and Stock Vested During Fiscal 2015

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock that occurred during fiscal 2015 for each of our NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Roy M. Whitehead	—	$—	33,500	$723,200
Brent J. Beardall	—	—	15,000	328,230
Linda S. Brower	—	—	11,834	254,914
Mark A. Schoonover	—	—	13,166	284,339
Diane L. Kelleher	—	—	2,300	50,852

Potential Payments Upon Change in Control

In August 2015, the Board implemented Change of Control Agreements with each of the NEOs. The Change of Control Agreements have a double trigger that provides for a severance payment to the NEO if the Company experiences a Change of Control (as defined in the Change of Control Agreements) and the NEOs employment terminates during the three years after a Change of Control.

Specifically, the Change of Control Agreements provide that the NEO will receive payment only if, in connection with a Change of Control, the NEO’s employment is terminated involuntarily by the Company (including any successor in such Change in Control) without Cause or voluntarily by the NEO for Good Reason, each of which are defined in the Change of Control Agreements. If employment is terminated by the Company without Cause or by such NEO for Good Reason during the first three years after a Change of Control, the NEO will receive a lump sum payment on the 60th day following termination equal to the sum of (1) the pro rata annual bonus due to such NEO for the portion of the year worked prior to the termination, based upon the higher of (a) such NEO’s highest bonus paid by the Company under the Company’s annual incentive plans for the three years preceding the Change of Control and (b) the annual bonus paid or payable to the NEO for the last fiscal year (the “Highest Annual Bonus”); (2) a lump sum payment equal to the product of (a) a multiple of 2.99 for the Company’s CEO and a multiple of 2 for all other NEOs, times (b) the sum of (i) the NEO’s annual base salary and (ii) the Highest Annual Bonus (the “Severance Payment”) and (3) a lump sum payment equal to the present value of the continuation for 2 years after the NEO’s date of termination (2.99 years for the CEO) of employee welfare benefits to the NEO or the NEO’s family that are at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect on the date of termination. Any such NEO will also receive all unpaid vacation pay through the date of termination in accordance with the Company’s policies applicable to all employees and may receive outplacement assistance.

If a NEO's employment is terminated for his or her death or disability during the first three years after a Change of Control, the NEO will receive an additional lump sum payment on the 60th day following termination equal to a pro rata annual bonus due to such NEO for the portion of the year worked prior to the termination equal to the Highest Annual Bonus amount.

In addition, pursuant to the 2001 and 2011 Incentive Plans, all unvested stock options and restricted stock awards will become fully vested upon a change of control (as defined in the Incentive Plans) of the Company.

Except for the Change of Control Agreements described above, none of our NEOs have employment agreements and are “at will” employees.

The following table quantifies the payments that would be made to our NEOs if the Company experienced a Change of Control as of September 30, 2015 and the NEOs were terminated by the Company without Cause or voluntarily by the NEOs with good reason:

	Potential Change in Control Payments (1)
Name	Severance Payment	Highest Bonus Amount (2)	Vesting of Stock Options (3) (4)	Vesting of Restricted Stock and Restricted Stock Performance Shares (3) (4)	Benefits Payment (5)	Total
Roy M. Whitehead	$2,287,885	$3,363,750	$—	$3,298,750	$24,075	$8,974,460
Brent J. Beardall	781,850	709,000	—	1,466,890	16,104	2,973,844
Linda S. Brower	591,516	539,016	—	1,054,098	16,104	2,200,734
Mark A. Schoonover	644,000	549,120	—	1,023,773	16,104	2,232,997

1.	Ms. Kelleher’s Change of Control Agreement was terminated in connection with her resignation as Chief Financial Officer.

2.	Each NEO would also receive the payments sort forth in this column if termination following a Change of Control is due to death or disability.

3.	Based on a price per share of $22.75 on September 30, 2015.

4.
Pursuant to the 1994, 2001 and 2011 Incentive Plans, all unvested stock options and restricted stock awards will become fully vested upon a “change in control” of the Company. A “change in control” is defined in the Incentive Plans to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. Each NEO would also receive the payments set forth in this column if terminated after a change of control due to death or disability

5.	The value of the continuation of benefits under our medical, dental and vision plan is estimated based on the per-employee cost of that plan for the NEO during 2015.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Directors of Washington Federal, Inc. during 2015, other than Mr. Whitehead whose compensation for service as President and Chief Executive Officer is fully reflected in the Summary Compensation Table and the other related tables in the discussion above. No compensation is paid to Mr. Whitehead for his service as a director.

	Fees Earned or Paid in Cash	Fair Value of Stock Awards (1)	All Other Compensation	Total
David K. Grant	$47,200	$50,000	—	$97,200
Anna C. Johnson	47,450	50,000	—	97,450
Thomas J. Kelley	62,200	50,000	—	112,200
Mark N. Tabbutt	47,950	50,000	—	97,950
Randall H. Talbot	48,950	50,000	—	98,950
Barbara L. Smith	47,700	50,000	—	97,700

1.
These amounts reflect the dollar value of the compensation cost of all outstanding stock awards or option awards recognized over the requisite service period, computed in accordance with FASB ASC 718. The assumptions made in valuing the stock awards are included under the caption “Stock Option Plans” in Note L of Notes to Consolidated

Financial Statements in the 2015 Annual Report on Form 10-K and such information is incorporated herein by reference.

Director Fees

During the past fiscal year, Directors were paid an annual retainer of $25,000, except for the Chairman of the Audit Committee, who received an annual retainer of $31,000. Directors were also paid a fee of $2,500 for each board meeting attended. Members of the Audit, Compliance, Compensation, Executive, Regulatory Compliance, Risk Management and Nominating and Governance Committees received a fee of $500 per committee meeting attended. Committee Chairmen received a fee of $1,000 per meeting. Directors participating in committee meetings by telephone received one-half the normal fee. The Chairman of the Board, who also serves as the corporation's President and Chief Executive Officer, received no fees or additional compensation for activities related to the Board of Directors. The Director Emeritus receives a monthly retainer of $1,500. Stock awards to Directors are anticipated to continue in future years as a means to increase alignment of directors with the Company's stockholders.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF WASHINGTON FEDERAL'S
NAMED EXECUTIVE OFFICERS

In accordance with recently adopted changes to Section 14A of the Securities Exchange Act, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve Washington Federal's executive compensation, as described above under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of NEO compensation in this proxy statement.

Washington Federal believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of stockholders. Washington Federal and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under “Compensation Discussion and Analysis." NEO compensation for 2015 reflects the effectiveness of Washington Federal's executive compensation program in fulfilling its objectives. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Washington Federal's Board has requested a stockholder vote on Washington Federal's executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding NEO compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives Washington Federal's stockholders the opportunity to endorse or not endorse Washington Federal's executive pay program and policies through the following non-binding resolution:

“RESOLVED, that the compensation of Washington Federal's NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures, is hereby approved."

This is an advisory vote only, and neither Washington Federal nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, stockholders of Washington Federal will be asked to ratify the appointment of Deloitte & Touche LLP ("Deloitte"), as Washington Federal's independent registered public accountants for the fiscal year ending September 30, 2016. This appointment was recommended and approved by the Audit Committee of Washington Federal. If the stockholders of Washington Federal do not ratify the appointment of Deloitte, then the Audit Committee of the Board of Washington Federal may reconsider the appointment. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

Deloitte has advised Washington Federal that neither the firm nor any of its members has any relationship with Washington Federal or its subsidiaries other than the usual relationship which exists between independent registered public accountants and clients.

Aggregate billings for the professional services rendered to the Company by Deloitte for the 2015 and 2014 fiscal years were as follows:

	2015	2014
Audit Fees	$990,000	$980,000
Audit Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$990,000	$980,000

Audit Fees consisted of fees related to the audit of the Company's annual financial statements for the fiscal years ended September 30, 2015 and 2014, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those years and consents related to various filings with the SEC.

All services provided by Deloitte and the related fees are required to be pre-approved by the Audit Committee.

The Audit Committee of the Board of Directors has implemented procedures under the Company's Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the Pre-Approval Policy) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company's independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by the Company's independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit services provided by Deloitte to the Company in 2015 and 2014 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS WASHINGTON
FEDERAL'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR
THE FISCAL YEAR ENDING SEPTEMBER 30, 2016.

PROPOSAL NO. 4: APPROVAL OF AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION TO ADD DIRECTOR AND OFFICER INDEMNIFICATION AND LIMITATION OF LIABILITY
The Board of Directors has approved an Amendment to our Restated Articles of Incorporation, as amended (the “Amendment”) to provide for indemnification by the Company of current and former directors and officers and to authorize a limitation on the liability of directors to the Company to the maximum extent and in the manner permitted by Washington law. The Washington Business Corporation Act (the “WBCA”) mandates that a corporation indemnify its directors who are successful in the defense of any proceeding to which the director is a party because of being a director of the corporation. The WBCA further permits corporations to indemnify its officers and others against threatened, pending and completed legal actions, advance expenses associated with such indemnification, and limit a director’s liability to the corporation for monetary damages related to a director’s service to the corporation. In order to provide its existing directors and officers with these protections against liability and losses, the Board has adopted the Amendment to include the provisions set forth in Appendix A to this proxy statement.
The Board believes that the Amendment reflects common practice and is necessary in order to continue to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make significant contributions to the Company’s success. The Amendment only provides director and officer indemnification and limitation of liability so far as is legally permitted. Under the WBCA, no indemnification may be made for (1) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the director or officer finally adjudged to be in violation of RCW 23B.08.310 (unlawful distributions); or (3) any transaction with respect to which it was finally adjudged that such director or officer received an improper benefit in money, property, or services.
The Board may also authorize the advancement of expenses to any director or officer who is entitled to indemnification if the director or officer represents to the Company that he or she has acted in good faith, and in a manner the director or officer believed was in the best interest of the Company, and if the director or officer furnishes to the Company a written undertaking to repay the advance if it is ultimately determined that the director or officer did not meet the standard of conduct.
The foregoing is only a summary of the Amendment, and is qualified in its entirety by reference to the full Amendment set forth as Exhibit 1 to this proxy statement.
The affirmative vote of a majority of the outstanding Common Shares is required to approve Proposal No. 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR THE AMENDMENT TO THE RESTATED ARTICLES OF AMENDMENT, AS DESCRIBED IN THIS PROXY STATEMENT.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Washington Federal. Washington Federal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Washington Federal may solicit proxies personally or by telephone without additional compensation.

STOCKHOLDER PROPOSALS

No stockholder proposals were submitted in connection with this Annual Meeting.

Any proposal that a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of Washington Federal must be received at the main office of Washington Federal no later than August 11, 2016. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

Stockholder proposals that are not submitted for inclusion in Washington Federal's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an Annual Meeting pursuant to Section 2.15 of Washington Federal's bylaws, which provides that business at an Annual Meeting of Stockholders must be: (a) properly brought before the meeting by or at the direction of the Board of Directors; or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Washington Federal. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Washington Federal not later than 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal, or not later than September 10, 2016 in connection with the Annual Meeting of Stockholders for the fiscal year 2017 of Washington Federal. Such stockholder's notice is required to set forth certain information specified in Washington Federal's bylaws. A stockholder should carefully read our bylaws to comply with the notice requirements for such stockholder proposals and stockholder nominees for Director.

ANNUAL REPORTS

Stockholders of Washington Federal as of the Record Date for the Annual Meeting are being forwarded a copy of Washington Federal's Annual Report to Stockholders for the year ended September 30, 2015 (the "Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of Washington Federal as of September 30, 2015 and 2014 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2015, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal's independent auditors. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, Washington Federal will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended September 30, 2015. Upon written request and a payment of a copying charge of $.10 per page, Washington Federal will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Brent J. Beardall, Executive Vice President and Interim Chief Financial Officer, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through Washington Federal's website: www.washingtonfederal.com.

Exhibit 1

Articles Amendment
ARTICLES OF AMENDMENT
TO
RESTATED ARTICLES OF INCORPORATION, AS AMENDED
OF
WASHINGTON FEDERAL, INC.

Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act (the “Act”), the following Articles of Amendment to the Restated Articles of Incorporation, as amended, are herewith submitted for filing.
1.The name of the corporation is: Washington Federal, Inc. (hereinafter referred to as the “Corporation”).

2.Articles 8 and 9 are hereby added to the Restated Articles of Incorporation, as amended, as follows:

Article 8.    Indemnification of Directors, Officers, Employees and Agents.
The capitalized terms in this Article 8 shall have the meanings set forth in RCW 23B.08.500.
(a)    The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 or 23B.08.560(2); provided that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled.
(b)    The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.
(c)    If, after the effective date of this Article 8, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act.
(d)    To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article 8 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 8 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 8 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.
(e)    If any provision of this Article 8 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article 7, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.
Article 9.    Limitation of Directors’ Liability. To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Article 8 shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.
3.This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4.The date of adoption of the amendment was January_____ , 2016.

5.The amendment was approved by the Board of Directors on October 26, 2015 and by the shareholders on January ____, 2016, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

6.This amendment will be effective upon filing.

Dated this ____ day of ____________, 2016.

Washington Federal, Inc.

By: ____________________________
Roy M. Whitehead
President and CEO

Washington Federal, Inc.

425 PIKE STREET
SEATTLE, WA 98101-2334

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Thomas J. Kelley   02 Barbara L. Smith

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. ADVISORY VOTE ON THE COMPENSATION OF WASHINGTON FEDERAL'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.	☐	☐	☐
4. APPROVE THE AMMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000258994_1 R1.0.0.51160

Annual Meeting of Stockholders of

WASHINGTON FEDERAL, INC.

January 20, 2016

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

WASHINGTON FEDERAL, INC.

This Proxy Is Solicited On Behalf Of The Board Of Directors.

The undersigned hereby appoints the Board of Directors as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Washington Federal, Inc. ("Washington Federal") held of record by the undersigned on November 27, 2015, at the Annual Meeting of Stockholders to be held at Benaroya Hall, 200 University Street, Seattle, Washington, on Wednesday, January 20, 2016 at 2:00 p.m. Pacific time, or at any adjournment thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, then this proxy will be voted FOR the nominees named under Proposal 1 and FOR Proposals 2, 3, AND 4. In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Washington Federal called for the 20TH day of January 2016 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.

In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy may be revoked at any time before it is exercised.

Continued and to be signed on reverse side

0000258994_2 R1.0.0.51160

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 20, 2016

WASHINGTON FEDERAL, INC.

Washington Federal, Inc.

425 PIKE STREET
SEATTLE, WA 98101-2334

Meeting Information

Meeting Type: Annual Meeting
For holders as of: November 27, 2015
Date: January 20, 2016 **Time:** 2:00 PM PST
Location: Benaroya Hall
200 University Street
Seattle, Washington

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000258896_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 06, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000258896_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 Thomas J. Kelley 02 Barbara L. Smith

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

4. APPROVE THE AMMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

0000258896_3 R1.0.0.51160